Exhibit 10.1

EXCHANGE AGREEMENT

EXCHANGE AGREEMENT (the “Agreement”) is made as of the 28th day of May, 2026, by and between Healthy Choice Wellness Corp., a Delaware corporation (the “Company”), and each holder signatory to the signature page hereto (the “Holder”).

WHEREAS, each Holder holds the debt securities of the Company set forth on Schedule I attached hereto (such securities, the “Exchange Securities”); and

WHEREAS, subject to the terms and conditions set forth in this Agreement and pursuant to Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), the Company and the Holders have agreed to exchange the Exchange Securities for shares of the Company’s Class A common stock, par value $0.001 per share (the “Common Stock”).

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and in consideration of the premises and the mutual agreements, representations and warranties, provisions and covenants contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. Definitions. In addition to the terms defined elsewhere in this Agreement, the following terms have the meanings set forth in this Section 1:

“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.

“Exchange Amount” means the exchange amount for each holder set forth on Schedule 1 hereto.

“Liens” means a lien, charge, pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.

“Purchase Price” means $0.27 per share.

“Rule 144” means Rule 144 promulgated by the Commission pursuant to the Securities Act, as such Rule may be amended or interpreted from time to time, or any similar rule or regulation hereafter adopted by the Commission having substantially the same purpose and effect as such Rule.

“Trading Day” means a day on which the principal Trading Market is open for trading.

“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE, American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, OTCQB, OTCQX or the over the counter market as reported in the OTC Pink by OTC Markets Group Inc. (or any successors to any of the foregoing).

“Transaction Documents” means this Agreement, all exhibits and schedules thereto and hereto and any other documents or agreements executed in connection with the transactions contemplated hereunder.

2. Exchange. On the Closing Date (as defined below), subject to the terms and conditions of this Agreement, the Company agrees to issue to the Holders, in exchange for the Exchange Securities held by the Holders as of the date hereof and as set forth on Schedule I attached hereto, a number of shares of Common Stock (the “Shares”) equal to each Holder’s Exchange Amount multiplied by the Purchase Price. Notwithstanding anything herein to the contrary, in the event the Exchange would otherwise cause a Holder to exceed the beneficial ownership limitations (as defined below), the Company shall only issue such number of Shares to such Holder that would not cause the Holder to exceed the maximum number of Shares permitted thereunder with the balance to be held in abeyance until written notice from the Holder that the balance (or portion thereof) may be issued in compliance with such limitations. The “Beneficial Ownership Limitation” shall be 9.99% of the number of shares of the Common Stock outstanding immediately after giving effect to the issuance of shares of Common Stock issuable hereunder, as determined pursuant to Section 13(d) under the Securities Exchange Act of 1934, as amended. Subject to the conditions set forth below, the Exchange shall take place virtually at the offices of Ellenoff Grossman & Schole LLP (“EGS”), on the second Trading Day (as defined above) after the date hereof, or at such other time and place as the Company and the Holders mutually agree (the “Closing” and the “Closing Date”). At the Closing, the following transactions shall occur (such transactions in this Section 2, the “Exchange”):

2.1 On the Closing Date, in exchange for the Exchange Securities, the Company shall issue the Shares to each Holder’s account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system. Upon receipt of such certificate or other evidence of the delivery of the Shares to the Holder in accordance with this Section 2.1, all of the Holder’s rights with respect to the applicable portion of the Exchange Securities exchanged at Closing shall be extinguished and Holder shall acknowledge the payment of an amount equal to each Holder’s Exchange Amount as principal repayment pursuant to the Loan and Security Agreement, dated as of July 18, 2024, among the Company, the Holders and the other parties named therein.

2.2 The Company and the Holders shall execute and/or deliver such other documents and agreements as are customary and reasonably necessary to effectuate the Exchange.

2.3 On the Closing Date, the Company shall deliver to the Holders an opinion of Company counsel in form and substance reasonably satisfactory to the Holders.

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3. Closing Conditions.

3.1 Conditions to Holder’s Obligations. The obligation of the Holders to consummate the Exchange is subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(c) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Holders, and the Holders shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

(d) Listing of Shares. The Company shall have secured the listing or designation for quotation (as applicable) of all of the Shares.

3.2 Conditions to the Company’s Obligations. The obligation of the Company to consummate the Exchange is subject to the fulfillment, to the Company’s reasonable satisfaction, prior to or at the Closing, of each of the following conditions:

(a) Representations and Warranties. The representations and warranties of the Holders contained in this Agreement shall be true and correct in all material respects on the date hereof and on and as of the Closing Date as if made on and as of such date.

(b) No Actions. No action, proceeding, investigation, regulation or legislation shall have been instituted, threatened or proposed before any court, governmental agency or authority or legislative body to enjoin, restrain, prohibit, or obtain substantial damages in respect of, this Agreement or the consummation of the transactions contemplated by this Agreement.

(c) Proceedings and Documents. All proceedings in connection with the transactions contemplated hereby and all documents and instruments incident to such transactions shall be satisfactory in substance and form to the Company and the Company shall have received all such counterpart originals or certified or other copies of such documents as the Company may reasonably request.

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4. Representations and Warranties of the Company. The Company hereby represents and warrants to the Holders that:

4.1 Authorization; Enforcement. The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Agreement, including but not limited to the Exchange. The execution and delivery of this Agreement and the Shares by the Company and the consummation by it of the transactions contemplated hereby and thereby have been duly authorized by all necessary action on the part of the Company and no further action is required by the Company, the Board of Directors or the Company’s stockholders in connection herewith or therewith. The Transaction Documents have been duly executed by the Company and, when delivered in accordance with the terms hereof and thereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except (i) as limited by general equitable principles and applicable bankruptcy, insolvency, reorganization, moratorium and other laws of general application affecting enforcement of creditors’ rights generally, (ii) as limited by laws relating to the availability of specific performance, injunctive relief or other equitable remedies and (iii) insofar as indemnification and contribution provisions may be limited by applicable law

4.2 No Conflicts. The execution, delivery and performance by the Company of this Agreement, the issuance and sale of the debentures and the consummation by it of the transactions contemplated hereby and thereby do not and will not (i) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, or (ii) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (iii) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is materially bound or affected; except in the case of each of clauses (ii) and (iii), such as could not have or reasonably be expected to result in a material adverse effect on the business, operations or financial condition of the Company.

4.3 Valid Issuance of the Securities. The Shares are duly authorized and, when issued and paid for in accordance with this Agreement, will be duly and validly issued, fully paid and nonassessable, free and clear of all Liens imposed by the Company other than restrictions on transfer provided for in the Transaction Documents. The Company has reserved from its duly authorized capital stock a number of shares of Common Stock for issuance of the Shares issued hereunder.

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4.4 Acknowledgment Regarding Holder’s Exchange of Exchange Securities for Shares. The Company acknowledges and agrees that each Holder is acting solely in the capacity of arm’s length Holder with respect to this Agreement and the transactions contemplated hereby and that each Holder is not (i) an officer or director of the Company, (ii) an “affiliate” of the Company (as defined in Rule 144 promulgated under the Securities Act), or (iii) to the knowledge of the Company, a “beneficial owner” of more than 10% of the shares of Common Stock (as defined for purposes of Rule 13d-3 of the Securities Exchange Act of 1934, as amended). The Company further acknowledges that each Holder is not acting as a financial advisor or fiduciary of the Company (or in any similar capacity) with respect to this Agreement and the transactions contemplated hereby, and any advice given by a Holder or any of its representatives or agents in connection with this Agreement and the transactions contemplated hereby is merely incidental to the Holder’s acceptance of the Shares. The Company further represents to the Holders that the Company’s decision to enter into this Agreement has been based solely on the independent evaluation by the Company and its representatives.

4.5 No Group. The Company acknowledges that, to the Company’s knowledge, the Holders are acting independently in connection with this Agreement and the transactions contemplated hereby, and is not acting as part of a “group” as such term is defined under Section 13(d) of the Securities Act and the rules and regulations promulgated thereunder.

4.6 Disclosure. The Company confirms that neither it nor any other Person acting on its behalf has provided the Holders or its agents or counsel with any information that constitutes or could reasonably be expected to constitute material, nonpublic information. The Company understands and confirms that the Holders will rely on the foregoing representations in effecting transactions herein.

4.7 No Commission Paid. Neither the Company nor any of its Affiliates nor any person acting on behalf of or for the benefit of any of the foregoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Commission promulgated thereunder) for soliciting the Exchange.

4.8 Compliance With Laws. The Company has not violated any law or any governmental regulation or requirement which violation has had or would reasonably be expected to have a material adverse effect on its business, and the Company has not received written notice of any such violation.

4.9 Consents; Waivers. No consent, waiver, approval or authority of any nature, or other formal action, by any Person, not already obtained, is required in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions provided for herein and therein.

4.10 Absence of Litigation. Except as set forth on Schedule 4.10, there is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company, threatened against or affecting the Company, the Securities or any of the Company’s officers or directors in their capacities as such.

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4.11 SEC Reports. The Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof, for the two years preceding the date hereof (or such shorter period as the Company was required by law or regulation to file such material) (the foregoing materials, including the exhibits thereto and documents incorporated by reference therein, being collectively referred to herein as the “SEC Reports”) on a timely basis or has received a valid extension of such time of filing and has filed any such SEC Reports prior to the expiration of any such extension.

5. Representations and Warranties of the Holders. Each Holder hereby represents, warrants and covenants that:

5.1 Authorization. The Holder has full power and authority to enter into this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated hereby and has taken all action necessary to authorize the execution and delivery of this Agreement, the performance of its obligations hereunder and the consummation of the transactions contemplated hereby.

5.2 Information. The Holder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and issuance of the Shares which have been requested by the Holder. The Holder has had the opportunity to review the Company’s filings with the Commission. The Holder and its advisors, if any, have been afforded the opportunity to ask questions of the Company. Neither such inquiries nor any other due diligence investigations conducted by the Holder or its advisors, if any, or its representatives shall modify, amend or affect the Holder’s right to rely on the Company’s representations and warranties contained herein. The Holder understands that its investment in the Shares involves a high degree of risk. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Shares. The Holder is relying solely on its own accounting, legal and tax advisors, and not on any statements of the Company or any of its agents or representatives, for such accounting, legal and tax advice with respect to its acquisition of the Shares and the transactions contemplated by the Transaction Documents.

5.3 No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Shares or the fairness or suitability of the investment in the Shares nor have such authorities passed upon or endorsed the merits of the offering of the Shares.

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5.4 Validity; Enforcement; No Conflicts. This Agreement to which the Holder is a party has been duly and validly authorized, executed and delivered on behalf of the Holder and shall constitute the legal, valid and binding obligations of the Holder enforceable against the Holder in accordance with their respective terms, except as such enforceability may be limited by general principles of equity or to applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies. The execution, delivery and performance by the Holder of this Agreement to which the Holder is a party and the consummation by the Holder of the transactions contemplated hereby will not (i) result in a violation of the organizational documents of the Holder or (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Holder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment or decree (including federal and state securities or “blue sky” laws) applicable to the Holder, except in the case of clause (ii) above, for such conflicts, defaults or rights which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Holder to perform its obligations hereunder.

5.5 Ownership of the Exchange Securities. The Holder owns and holds, beneficially and of record, the entire right, title, and interest in and to the Exchange Securities set forth on the signature page hereto free and clear of all rights and Liens. The Holder has full power and authority to transfer and dispose of the Exchange Securities to the Company free and clear of any right or Lien. Other than the transactions contemplated by this Agreement, there is no outstanding vote, plan, pending proposal, or other right, of any Person to acquire all or any part of the Exchange Securities.

5.6 No Commission Paid. Neither the Holder nor any of its Affiliates nor any person acting on behalf of or for the benefit of any of the foregoing, has paid or given, or agreed to pay or give, directly or indirectly, any commission or other remuneration (within the meaning of Section 3(a)(9) of the Securities Act and the rules and regulations of the Commission promulgated thereunder) for soliciting the Exchange.

6. Additional Covenants.

6.1 Disclosure. The Company shall, on or before 9:30 a.m., New York City time, on the first business day after the date of this Agreement, file a Current Report on Form 8-K (the “8-K Filing”) disclosing all material terms of the transactions contemplated hereby and including the Transaction Documents as exhibits thereto, with the Commission. From and after the issuance of the 8-K Filing, the Holders shall not be in possession of any material, nonpublic information received from the Company or any of its respective officers, directors, employees or agents, that is not disclosed in the 8-K Filing. The Company shall not, and shall cause its officers, directors, employees and agents, not to, provide the Holders with any material, nonpublic information regarding the Company from and after the filing of the 8-K Filing without the express written consent of the Holders. The Company shall not disclose the name of the Holders in any filing, announcement, release or otherwise, unless such disclosure is required by law or regulation. In addition, effective upon the filing of the 8-K Filing, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its subsidiaries or any of their respective officers, directors, affiliates, employees or agents, on the one hand, and the Holders or any of its affiliates, on the other hand, shall terminate.

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6.2 Listing. The Company shall use its best efforts to maintain the listing or designation for quotation (as applicable) of all of the Shares upon the Trading Market on which the Common Stock is currently listed or designated while the Shares are outstanding. The Company shall pay all fees and expenses in connection with satisfying its obligations under this Section 6.2.

6.3 Characteristics. The parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Shares issued in exchange for the Exchange Securities take on the registered characteristics of such Exchange Securities and the Company agrees not to take a position to the contrary.

6.4 Blue Sky. The Company shall make all filings and reports relating to the Exchange required under applicable securities or “Blue Sky” laws of the states of the United States following the date hereof, if any.

6.5 Fees and Expenses. Each party shall pay the fees and expenses of its advisers, counsel, accountants and other experts, if any, and all other expenses incurred by such party incident to the negotiation, preparation, execution, delivery and performance of this Agreement.

6.6 Capital Changes. From the date hereof until the Holders no longer hold any Exchange Securities, the Company shall not undertake a reverse or forward stock split or reclassification of the Common Stock without the prior written consent of the Holders.

7. Miscellaneous.

7.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party, other than the parties hereto or their respective successors and assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

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7.2 Governing Law; Jurisdiction; Jury Trial. All questions concerning the construction, validity, enforcement and interpretation of this Agreement shall be governed by the internal laws of the State of New York, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of New York or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of New York. Each party hereby irrevocably submits to the exclusive jurisdiction of the state or federal courts sitting in The City of New York, Borough of Manhattan, for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address for such notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. EACH PARTY HEREBY IRREVOCABLY WAIVES ANY RIGHT IT MAY HAVE, AND AGREES NOT TO REQUEST, A JURY TRIAL FOR THE ADJUDICATION OF ANY DISPUTE HEREUNDER OR IN CONNECTION WITH OR ARISING OUT OF THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED HEREBY.

7.3 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.4 Notices. Any notices, consents, waivers or other communications required or permitted to be given under the terms of this Agreement must be in writing and will be deemed to have been delivered: (i) upon receipt, when delivered personally; (ii) upon receipt, when sent by facsimile (provided confirmation of transmission is mechanically or electronically generated and kept on file by the sending party) or by electronic mail; or (iii) one Business Day after deposit with an overnight courier service, in each case properly addressed to the party to receive the same. The addresses, facsimile numbers and email addresses for such communications shall be:

To the Company:

John Ollet

Chief Financial Officer

Healthy Choice Wellness Corp.

3800 N. 28th Way

Suite #1

Hollywood, FL 33020

Email: jollet@hcwc1.com

With a copy to:

Cozen O’Connor

Martin Schrier

200 S. Biscayne Blvd.

Suite 3000

Miami, Florida 33131

Email: mschrier@cozen.com

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If to the Holders, to its address, email address set forth on its signature page hereto, or to such other address, facsimile number and/or email address and/or to the attention of such other Person as the recipient party has specified by written notice given to each other party five (5) days prior to the effectiveness of such change. Written confirmation of receipt (A) given by the recipient of such notice, consent, waiver or other communication, (B) mechanically or electronically generated by the sender’s facsimile machine or email containing the time, date, recipient facsimile number and an image of the first page of such transmission or (C) provided by an overnight courier service shall be rebuttable evidence of personal service, receipt by facsimile or receipt from an overnight courier service in accordance with clause (i), (ii) or (iii) above, respectively.

7.5 Finder’s Fees. Each party represents that it neither is nor will be obligated for any finders’ fee or commission in connection with this transaction.

7.6 Amendments and Waivers. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Holders. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Holders and the Company, provided that no such amendment shall be binding on a holder that does not consent thereto to the extent such amendment treats such party differently than any party that does consent thereto.

7.7 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.8 Entire Agreement. This Agreement represents the entire agreement and understanding between the parties concerning the Exchange and the other matters described herein and therein and supersedes and replaces any and all prior agreements and understandings solely with respect to the subject matter hereof and thereof.

7.9 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

7.10 Interpretation. Unless the context of this Agreement clearly requires otherwise, (a) references to the plural include the singular, the singular the plural, the part the whole, (b) references to any gender include all genders, (c) “including” has the inclusive meaning frequently identified with the phrase “but not limited to” and (d) references to “hereunder” or “herein” relate to this Agreement.

7.11 No Third Party Beneficiaries. This Agreement is intended for the benefit of the parties hereto and their respective permitted successors and assigns, and is not for the benefit of, nor may any provision hereof be enforced by, any other Person.

7.12 Survival. The representations, warranties and covenants of the Company and the Holders contained herein shall survive the Closing and delivery of the Shares.

7.13 Further Assurances. Each party shall do and perform, or cause to be done and performed, all such further acts and things, and shall execute and deliver all such other agreements, certificates, instruments and documents, as any other party may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

7.14 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties to express their mutual intent, and no rules of strict construction will be applied against any party.

[SIGNATURES ON THE FOLLOWING PAGES]

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IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

THE COMPANY

HEALTHY CHOICE WELLNESS CORP.

By:	/s/ John Ollet
Name: John Ollet
Title: Chief Financial Officer

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[HOLDER SIGNATURE PAGES TO HCWC EXCHANGE AGREEMENT]

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the date provided above.

HOLDERS:

/s/ Hal Mintz
Hal Mintz

/s/Allison Mintz
Allison Mintz

2021 MINTZ FAMILY TRUST,
a trust formed under the laws of the State of Florida

By:	/s/ Allison Mintz
Name:	Allison Mintz
Title:	Trustee

Address for Notice to Holders:

Hal and Allison Mintz
7012 Fisher Island Drive
Miami Beach, FL 33109
E-mail: hmintz@sabbymanagement.com

[SIGNATURE PAGES CONTINUE]

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SCHEDULE I

LIST OF EXCHANGE SECURITIES

Promissory Note issued by the Company in favor of Hal and Allison Mintz pursuant to that certain Loan and Security Agreement (the “Loan Agreement”), dated as of July 18, 2024, by and among the Company, the Holders and the other parties named therein.

Promissory Note issued by the Company in favor of the 2021 Mintz Family Trust pursuant to that certain Loan Agreement.

Exchange Amount:

Hal and Allison Mintz – 5,315,450

2021 Mintz Family Trust – 0

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